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                                                                  EXHIBIT 99.(j)


KPMG LLP


     4200 Wells Fargo Center
     90 South Seventh Street
     Minneapolis, MN 55402

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Advantus Series Fund, Inc.:


We consent to the use of our report dated February 27, 2009 incorporated by reference herein and to the references to our Firm under the heading "Financial Highlights" and "Service Providers -- INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part A and "DISCLOSURE OF FUND PORTFOLIO HOLDINGS," "Independent Registered Public Accounting Firm" and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.



                                             /s/ KPMG LLP



Minneapolis, Minnesota
April 24, 2009